Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MULESOFT, INC.

ARTICLE I

The name of the corporation is MuleSoft, Inc. (the “Company”).

ARTICLE II

The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as the same exists or as may hereafter be amended from time to time.

ARTICLE IV

The Company shall have the authority to issue 1,000 shares of common stock, consisting of 100 shares Class A common stock, par value $0.001 per share (the “Class A common stock”), and 900 shares of Class B common stock, par value $0.001 per share (the “Class B common stock” and together with Class A common stock, the “Common Stock”).

Upon this Amended and Restated Certificate of Incorporation becoming effective pursuant to the Delaware General Corporation Law (the “Effective Time”), the 1,000 shares of the Company’s common stock, par value $0.001 per share (the “Existing Common Stock”), issued and outstanding immediately prior to the Effective Time will automatically be converted and reclassified, in the aggregate, into 900 shares of Class B common stock. Each certificate or book entry credit representing Existing Common Stock shall thereafter represent such number of shares of Class B common stock into which the shares of Existing Common Stock represented by such certificate have been converted and reclassified.

A statement of the designations of each class of Common Stock and the powers, preferences and rights, and qualifications, limitations or restrictions thereof is as follows:

A. Class A Common Stock.

(1) Each share of the Class A common stock shall be entitled to receive, share for share with each share of the Class B common stock, such dividends if, as and when declared from time to time by the board of directors of the Company.

(2) In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, each share of the Class A common stock shall be entitled to receive, share for share with each share of the Class B common stock, all the assets of the Company of whatever kind available for distribution to stockholders of the Company.

(3) Each holder of the Class A common stock shall be entitled to three (3) votes for each share of the Class A common stock held as of the applicable date on any matter that is submitted to a vote or to the consent of the stockholders of the Company. Except as otherwise provided herein or by the Delaware General Corporation Law, the holders of the Class A common stock and the holders of the Class B common stock shall at all times vote on all matters (except the election of directors) together as one class.

B. Class B Common Stock.

(1) The holders of the Class B common stock shall be entitled to receive, share for share with the holders of shares of the Class A common stock, such dividends if, as and when declared from time to time by the board of directors of the Company.

(2) In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, each share of the Class B common stock shall be entitled to receive, share for share with each share of the Class A common stock, all the assets of the Company of whatever kind available for distribution to stockholders of the Company.

(3) Each holder of Class B common stock shall be entitled to one (1) vote for each share of the Class B common stock held as of the applicable date on any matter that is submitted to a vote or to the consent of the stockholders of the Company. Except as otherwise provided herein or by the Delaware General Corporation Law, the holders of the Class A common stock and the holders of the Class B common stock shall at all times vote on all matters (except the election of directors) together as one class.

C. Election of Class Common Stock Directors.

(1) The holders of the Class A common stock, voting separately as a single class, shall have the exclusive right to elect 25% of the total number of directors on the board of directors of the Company (such directors elected by the holders of the Class A common stock are hereinafter collectively referred to as the “Class A Common Stock Directors”).

(2) The holders of the Class B common stock, voting separately as a single class, shall have the exclusive right to elect 75% of the total number of directors on the board of directors of the Company (such directors elected by the holders of the Class B common stock are hereinafter collectively referred to as the “Class B Common Stock Directors,” and together with the Class A Common Stock Directors as the “Class Common Stock Directors”).

(3) At any meeting of stockholders having as a purpose the election of directors by holders of the Class A common stock or holders of the Class B common stock, as the case may be, the presence, in person or by proxy, of the holders of a majority of the shares of the applicable class of Common Stock entitled to vote in such election then outstanding shall be required and be sufficient to constitute a quorum of such class for the election of any director by such holders. Each Class Common Stock Director to be elected at such meeting shall be elected by a plurality of the voting power of the shares of the applicable class of Common Stock present in person or represented by proxy at such meeting and entitled to vote in the election of such Class Common Stock Director. At any such meeting or adjournment thereof, (i) the absence of a quorum of such holders of the Class A common stock or the Class B common stock, as the case may be, shall not prevent the election of the directors to be elected by the holders of shares other than the class of Common Stock the holders of which do not constitute a quorum for such election at such meeting or adjournment thereof, and (ii) in the absence of such a quorum, holders of a majority of the voting power of the shares, present in person or by proxy, of each class or class of Common Stock which lack a quorum shall have power to adjourn the meeting for the election of directors which such class is entitled to elect, from time to time, without notice (subject to applicable law) other than announcement at the meeting, until a quorum shall be present. For the avoidance of doubt, the election of Class A Common Stock Directors or Class B Common Stock Directors may be taken without a meeting, without prior notice and without a vote, if a consent in writing, or by electronic transmission setting forth the action so taken, shall be signed by the holders of outstanding shares of such class of Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(4) Notwithstanding anything to the contrary, the right to elect Class Common Stock Directors as set forth in this Article IV(C) may only be amended by the affirmative vote of the holders of a majority of the voting power of the shares of the applicable class of Common Stock entitled to vote in the election of such Class Common Stock Director.

ARTICLE V

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Company is expressly authorized to make, alter, amend or repeal the bylaws of the Company.

ARTICLE VI

Elections of directors need not be by written ballot unless otherwise provided in the bylaws of the Company.

ARTICLE VII

To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended from time to time, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim accruing or arising or that, but for this Article, would accrue or arise, prior to such amendment or repeal or the adoption of an inconsistent provision.

ARTICLE VIII

Subject to any provisions in the bylaws of the Company related to indemnification of directors or officers of the Company, the Company shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Company shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the board of directors of the Company.

The Company shall have the power to indemnify, to the extent permitted by the Delaware General Corporation Law, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Company who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

A right to indemnification or to advancement of expenses arising under a provision of this Certificate of Incorporation or a bylaw of the Company shall not be eliminated or impaired by an amendment to this Certificate of Incorporation or the bylaws of the Company after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

ARTICLE IX

Except as provided in Article IV, Article VII and Article VIII above, the Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.